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                                                                   EXHIBIT 99(b)


                HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

              DEBT AND PREFERRED STOCK SECURITIES RATINGS OF THE
                   COMPANY AND ITS SIGNIFICANT SUBSIDIARIES



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                                                     Standard                       Moody's                  Fitch
                                                     & Poor's                     Investors              Investors
                                                  Corporation                       Service               Services
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At December 31, 2000
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Household International, Inc.
  Senior debt                                             A                            A3                         A
  Commercial paper                                      A-1                           P-2                       F-1
  Preferred stock                                      BBB+                          baa1                        A-
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Household Finance Corporation
  Senior debt                                             A                            A2                        A+
  Senior subordinated debt                               A-                            A3                         A
  Commercial paper                                      A-1                           P-1                       F-1
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Household Bank, f.s.b.
  Senior debt                                             A                            A2                         A
  Subordinated debt                                      A-                            A3                        A-
  Certificates of deposit
        (long/short-term)                             A/A-1                        A2/P-1                     A/F-1
  Thrift notes                                          A-1                           P-1                       F-1
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HFC Bank  plc
  Senior debt                                             A                            A2                        A+
  Commercial paper                                      A-1                           P-1                        NR
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NR  Not rated
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